Exhibit 10.10

ASSUMPTION AND SECOND AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS ASSUMPTION AND SECOND AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 14th day of September 2012 by and between Silicon Valley Bank (“Bank”), on the one side, and The Rubicon Project, Inc., a Delaware corporation (“Rubicon”), SiteScout Corporation, a Washington corporation (“SiteScout”), Rubicon-FAN, Inc., a Delaware corporation (formerly known as Fox Audience Network, Inc., “R-FAN”), Strategic Data Corp., a Delaware corporation (“SDC” and together with Rubicon, SiteScout and R-FAN, jointly and severally, the “Existing Borrower) and Mobsmith, Inc., a Delaware corporation (“Mobsmith” and the “New Borrower”) whose address is 1925 S. Bundy Drive, Los Angeles, CA 90025, on the other side.

RECITALS

A. Bank and Existing Borrower have entered into that certain Loan and Security Agreement dated as of September 27, 2011 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Existing Borrower for the purposes permitted in the Loan Agreement.

C. Existing Borrower has requested that Bank amend the Loan Agreement, as herein set forth, and Bank has agreed to the same, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Assumption and Amendments to Loan Agreement.

2.1 Assumption.

2.1.1 Assumption. New Borrower hereby assumes and agrees to pay and perform when due all present and future indebtedness, liabilities and obligations of Existing Borrower under, based on, or arising out of the Loan Agreement and any and all documents, instruments and agreements relating thereto, including, without limitation, all of the Obligations, and Existing Borrower and New Borrower shall be jointly and severally liable for all of the Obligations. All references in the Loan Agreement to “Borrower” shall be deemed to refer, jointly and severally, to Existing Borrower and New Borrower.

2.1.2 Obligations. New Borrower acknowledges that the Obligations are due and owing to Bank from Existing Borrower, and upon the effectiveness hereof will be due and owing from New Borrower, without any defense, offset or counterclaim of any kind or nature whatsoever.

2.1.3 Grant of Security Interest. Without limiting the generality of the provisions of Section 2.1.1 above, as security for all Obligations, New Borrower hereby grants Bank a continuing security interest in all of the following, whether now owned or hereafter acquired, and wherever located: All of the Collateral of New Borrower. All references in the Loan Agreement to Collateral shall be deemed to refer to the Collateral of Existing Borrower and New Borrower. New Borrower hereby authorizes Bank to prepare and file such financing statements, amendments and continuation statements as Bank may require to perfect or continue Bank’s security interest in the Collateral or to effect the purposes of this Amendment and the Loan Agreement.

2.1.4 Cross-Corporate Continuing Guaranty. Reference is hereby made to that certain Cross-Corporate Continuing Guaranty dated September 27, 2011 and executed by Rubicon, SiteScout, Rubicon-FAN and SDC in favor of Bank (the “Guaranty”). Existing Borrower and New Borrower hereby agree to concurrently herewith execute and deliver to Bank an Amended and Restated Cross-Corporate Continuing Guaranty, in form and substance satisfactory to Bank, to amend and restate the Guaranty and in order to guaranty all Obligations of the other Borrowers in favor of Bank.

2.2 Modified Grant of Security Interest. The following language is hereby added at the end of Section 4.1 of the Loan Agreement and shall read as follows:

If this Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are satisfied in full, and at such time, Bank shall, at Borrower’s sole cost and expense, terminate its security interest in the Collateral and all rights therein shall revert to Borrower. In the event (x) all Obligations (other than inchoate indemnity obligations), except for Bank Services, are satisfied in full, and (y) this Agreement is terminated, Bank shall terminate the security interest granted herein upon Borrower providing cash collateral acceptable to Bank in its good faith business judgment for Bank Services, if any. In the event such Bank Services consist of outstanding Letters of Credit, Borrower shall provide to Bank cash collateral in an amount equal to 105% (110% if the Letter of Credit is denominated in a currency other than U.S. Dollars) of the Dollar Equivalent of the face amount of all such Letters of Credit plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment), to secure all of the Obligations relating to such Letters of Credit.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended (except to reflect the name change of each Borrower), supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness. This Amendment shall be deemed effective upon the due execution and delivery to Bank of this Amendment by each party hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		The Rubicon Project, Inc.

By:	/s/ Victor Le	By:	/s/ Seizo Welch
Name:	Victor Le	Name:	Seizo Welch
Title:	Relationship Manager	Title:	SVP Finance

BORROWER		BORROWER

SiteScout Corporation		Rubicon-FAN, Inc.

By:	/s/ Seizo Welch	By:	/s/ Seizo Welch
Name:	Seizo Welch	Name:	Seizo Welch
Title:	SVP Finance	Title:	SVP Finance

BORROWER		NEW BORROWER

Strategic Data Corp.		Mobsmith, Inc.

By:	/s/ Seizo Welch	By:	/s/ Seizo Welch
Name:	Seizo Welch	Name:	Seizo Welch
Title:	SVP Finance	Title:	SVP Finance

5